UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

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State Investors Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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 January 3, 2012

Dear Fellow Shareholder:

We recently mailed you proxy material in connection with our upcoming Special Meeting of Shareholders to be held on January 24, 2012.  According to our records, we have not yet received your vote.

Your vote is very important, regardless of the number of shares you own.  Please take a moment to VOTE your shares by telephone or the Internet by following the instructions on the enclosed materials or return your card in the envelope provided.

Our Board of Directors unanimously recommends a vote “FOR” all proposals.

Thank you for your cooperation and support.

Very truly yours,
Anthony S. Sciortino
President and Chief Executive Officer